SECOND AMENDMENT TO
                             SUBSCRIPTION AGREEMENT




LMI Aerospace, Inc. (f/k/a Leonard's Metal, Inc.)
3030 Highway 94 North
St. Charles, Missouri 63301

Ladies and Gentlemen:

         The undersigned, Lawrence J. LeGrand ("LeGrand"), as the beneficial owner of the Lawrence J. LeGrand IRA Rollover Account (the "IRA"), subscribed for and agreed to cause the IRA to purchase from LMI Aerospace, Inc. (f/k/a Leonard's Metal, Inc.), a Missouri corporation (the "Company") an aggregate of 30,000 shares of the common stock, $0.02 par value per share (the "Shares"), for an aggregate purchase price of $600,000.00. Such subscription and agreement was memorialized by a written subscription agreement dated as of April 27, 1998, as amended (the "Subscription Agreement").

         LeGrand and the Company hereby amend the second sentence of Section 4 of the Subscription Agreement such that the date appearing at the end of the sentence be amended to read "April 30, 1999."

         The parties have executed this Second Amendment as of March 26, 1999.





 /s/ Lawrence J. LeGrand                     LMI Aerospace, Inc.
---------------------------------            (f/k/a Leonard's Metal, Inc.)
Lawrence J. LeGrand,
the Beneficial Owner
of the Lawrence J. LeGrand IRA
Rollover Account                             By:  /s/ Ronald S. Saks
                                                 -------------------------------
                                                  Ronald S. Saks, President


Social Security No.____________________

908 Claymark Dr.
St. Louis, MO 63131